UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2013, certain subsidiaries of BioFuel Energy Corp. (the “Company”) entered into a definitive agreement (the “Lender Agreement”) with First National Bank of Omaha, as Escrow Agent under the Lender Agreement, and as Administrative Agent and Collateral Agent under the secured Credit Agreement dated as of September 25, 2006 (as amended and supplemented from time to time, the “Credit Agreement”) among those subsidiaries (the “Borrowers”) and various financial institutions as lenders (the “Lenders”), and the Lenders. Under the terms of the Lender Agreement, the Administrative Agent and the Lenders will provide the Borrowers with a grace period until July 30, 2013 to allow the Company to pursue one or more strategic alternatives, including but not limited to a potential sale of one or both of the Company’s ethanol plants. This grace period is subject to the achievement of certain milestones, and may be extended at the sole discretion of the Administrative Agent. As previously disclosed, the Company has engaged Piper Jaffray & Co to act as its financial adviser to assist the Company in exploring certain strategic alternatives with respect to its Borrower subsidiaries, including a potential sale of one or both of its plants.

Simultaneously with the execution of the Lender Agreement, the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders also entered into a Deed in Lieu of Foreclosure Agreement and Joint Escrow Instructions (the “Deed in Lieu Agreement”), pursuant to which, among other things, the Borrowers have agreed to transfer ownership of their respective ethanol plants, including the underlying real property, personal property and all material contracts used to operate the plants, to certain designees of the Administrative Agent and the Lenders (“Newco”), in full satisfaction of all outstanding obligations under the Credit Agreement and in lieu of the Administrative Agent, the Collateral Agent and the Lenders exercising their rights and remedies under the Credit Agreement and related financing documents. The Company has made a contingent payment into escrow of approximately $900,000 for the anticipated payment of certain obligations and liabilities of the Borrowers which are to be paid or assumed by NewCo in conjunction with any such transfer. In conjunction with any such transfer, the Company would receive a full and final release of all known or potential claims of the Lenders, as well as a one percent (1%) equity interest in Newco, which may be increased, under certain circumstances, to a two percent (2%) equity interest in Newco along with (in such circumstances) the right to acquire up to an additional 17.5% of the equity of Newco.

Under the terms of the Lender Agreement, the Deed in Lieu Agreement is to be held in escrow by the Escrow Agent until the earlier of such time as the Company and its Borrower subsidiaries have completed their pursuit of the strategic alternatives described above or July 30, 2013, unless otherwise extended by the Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: April 17, 2013	By:	/s/ Scott Pearce
	Name:	Scott H. Pearce
	Title:	President and CEO